Exhibit 99.1

NEWS RELEASE DRAFT

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports 2014 Fourth Quarter and Annual Results

SUNNYVALE, Calif. — January 20, 2015 — AMD (NASDAQ:AMD) today announced revenue for the fourth quarter of 2014 of $1.24 billion, operating loss of $330 million and net loss of $364 million, or $0.47 per share. Non-GAAP(1) operating income was $36 million, non-GAAP(1) net income of $2 million and breakeven non-GAAP(1) earnings per share.

GAAP Financial Results

	Q4-14	Q3-14	Q4-13	2014	2013
Revenue	$1.24B	$1.43B	$1.59B	$5.51B	$5.30B
Operating income (loss)	$(330)M	$63M	$135M	$(155)M	$103M
Net income (loss) / Earnings (loss) per share	$(364)M/$(0.47)	$17M/$0.02	$89M/$0.12	$(403)M/$(0.53)	$(83)M/$(0.11)

Non-GAAP Financial Results(1)

	Q4-14	Q3-14	Q4-13	2014	2013
Revenue	$1.24B	$1.43B	$1.59B	$5.51B	$5.30B
Operating income (loss)	$36M	$66M	$91M	$235M	$103M
Net income (loss) / Earnings (loss) per share	$2M/$0.00	$20M/$0.03	$45M/$0.06	$51M/$0.06	$(83)M/$(0.11)

“We made progress diversifying our business, ramping design wins and improving our balance sheet this past year despite challenges in our PC business,” said Dr. Lisa Su, AMD president and CEO. “Annual Enterprise, Embedded and Semi-Custom segment revenue increased over 50% as customer demand for products powered by our high-performance compute and rich visualization solutions was strong. We continue to address channel headwinds in the Computing and Graphics segment and are taking steps to return it to a healthy trajectory beginning in the second quarter of 2015.”

•	2014 Annual Results

•	Revenue of $5.51 billion, up 4 percent year-over-year.

•	Gross margin of 33 percent, down 4 percentage points year-over-year and non-GAAP(1) gross margin of 34 percent, down 3 percentage points year-over-year.

•	Operating loss of $155 million and non-GAAP(1) operating income of $235 million, compared to GAAP and non-GAAP(1) operating income of $103 million in 2013.

•	Net loss of $403 million, loss per share of $0.53, and non-GAAP(1) net income of $51 million, non-GAAP(1) earnings per share of $0.06, compared to a GAAP and non-GAAP(1) net loss of $83 million, loss per share of $0.11 in 2013.

•	Q4 2014 Results

•	Revenue of $1.24 billion, down 13 percent sequentially and 22 percent year-over-year.

•	Gross margin of 29 percent and non-GAAP(1) gross margin of 34 percent. Gross margin was down 6 percentage points sequentially, primarily due to lower of cost or market inventory adjustment of $58 million related to our second-generation APU products. Non-GAAP(1) gross margin was down 1 percentage point sequentially. Q3 2014 gross margin of 35 percent included a $27 million, or 2 percent, benefit from revenue related to technology licensing.

•	Operating loss of $330 million and non-GAAP(1) operating income of $36 million, compared to operating income of $63 million and non-GAAP(1) operating income of $66 million in Q3 2014.

•	Net loss of $364 million, loss per share of $0.47, and non-GAAP(1) net income of $2 million, breakeven non-GAAP(1) earnings per share, compared to net income of $17 million, earnings per share of $0.02 and non-GAAP(1) net income of $20 million, non-GAAP(1) earnings per share of $0.03 in Q3 2014.

•	Cash, cash equivalents and marketable securities were $1.04 billion at the end of the quarter, up $102 million from the end of the prior quarter.

•	Total debt at the end of the quarter was $2.21 billion, flat from the prior quarter.

Financial Segment Summary

•	Computing and Graphics segment revenue decreased 15 percent sequentially and 16 percent from 2013. The sequential decrease was primarily due to lower desktop processor and GPU sales, and the annual decrease was driven by lower desktop processor and chipset sales.

•	Operating loss was $56 million, compared with an operating loss of $17 million in Q3 2014 and operating loss of $15 million in Q4 2013. The sequential and year-over-year decreases were primarily driven by lower channel sales partially offset by lower operating expenses.

•	Client average selling price (ASP) increased sequentially and year-over-year primarily driven by a richer mix of notebook processor sales.

•	GPU ASP increased sequentially primarily due to higher desktop and notebook GPU ASPs and decreased year-over-year primarily due to a lower channel ASP.

•	Enterprise, Embedded and Semi-Custom segment revenue decreased 11 percent sequentially primarily driven by lower sales of semi-custom SoCs. Annual revenue increased 51 percent from 2013 primarily driven by increased sales of semi-custom SoCs.

•	Operating income was $109 million compared with $108 million in Q3 2014 and $129 million in Q4 2013. The year-over-year decrease was primarily due to lower sales of semi-custom SoCs.

•	All Other category operating loss was $383 million compared with $28 million in Q3 2014 and operating income of $21 million in Q4 2013. The sequential and year-over-year decreases are primarily due to a $233 million goodwill impairment charge, $71 million restructuring and other special charges, net and a $58 million lower of cost or market inventory adjustment.

Recent Highlights

•	Strong demand continued for AMD-based game consoles, with Microsoft and Sony having shipped nearly 30 million consoles to-date. Sony also recently announced plans to release PlayStation®4 in the People’s Republic of China.

•	AMD added “Carrizo” and “Carrizo-L” to its 2015 Mobile APU roadmap, giving customers a single platform that scales from high-performance notebook gaming PCs to mainstream laptops. With new energy efficiency features, next generation CPU cores and the latest GCN graphics, “Carrizo” will be AMD’s most advanced APU ever when it comes to market in the first half of 2015.

•	AMD drove continued adoption of high-performance APUs into new embedded markets with key new customer design wins, including:

•	Two new solutions from QNAP, a leading provider of network attached storage (NAS) systems, powered by AMD’s Embedded G-Series SoC.

•	Gizmosphere’s Gizmo 2, a second-generation, open source development board, powered by the AMD Embedded G-Series SoC, which offers outstanding compute and graphics performance on a single platform for a wide range of Linux and Windows based development projects.

•	AMD-based systems continued building momentum in the commercial client market with the adoption of AMD PRO APU-based commercial systems – like the HP Elite 700-Series and Lenovo ThinkCentre M79 and M78 desktops – by companies worldwide, including China Mobile Communications Corporation, Dr. Pepper Snapple Group and Telcel (Mexico).

•	AMD demonstrated continued progress developing the ecosystem for both 64-bit ARM-based servers and APU-based servers targeting next-generation workloads, with notable developments including:

•	SUSE Linux’s release of openSUSE version 13.2, marking the first generally available Linux distribution offering direct support for AMD’s upcoming ARM-based processor, the AMD Opteron™ A1100 Series processor (codenamed “Seattle”).

•	Penguin, in collaboration with AMD, announced the first application optimized APU clusters, enabling seamless GPU and CPU memory sharing on clusters based on heterogeneous system architecture (HSA).

•	HP announced new HP ZBook 14 and HP ZBook 15u mobile workstations powered by AMD FirePro™ professional graphics at the 2015 International Consumer Electronics Show.

•	AMD launched its Catalyst Omega driver suite, delivering performance increases of up to 19 percent on AMD Radeon™ graphics(2) and up to 29 percent on AMD APUs,(3) more than 20 new features, like Virtual Super Resolution, and improvements based on user feedback, as well as a set of new developer tools and Linux optimizations. Downloads to date total 8.8 million.

•	Demonstrating thought leadership in gaming and graphics, AMD introduced AMD FreeSync technology,(4) an innovative, open-standards-based screen synching technology that maximizes the reduction of input latency and reduces or fully eliminates stuttering and tearing during gaming and video playback on select AMD Radeon™ graphics cards and current and future generation APUs. FreeSync-enabled displays from BenQ, LG Electronics, Nixeus, Samsung and Viewsonic were showcased at the 2015 International Consumer Electronics Show and are expected to be available in market starting in the first quarter of 2015.

•

AMD announced, for the third straight year, research grants totaling more than $32 million for the development of critical technologies needed for extreme-scale computing in conjunction with projects associated with the U.S. Department of Energy (DOE). The two DOE awards will fund research on exascale applications for AMD APUs based on the open-standard HSA, as well as future memory systems to power a generation of exascale supercomputers.

•	AMD achieved recognition as a world leader in energy efficiency and compute power with AMD FirePro™ professional graphics being awarded the top spot on the Green500 List, a ranking of the world’s most energy-efficient supercomputers, and the AMD Opteron™ server CPU receiving the number two spot on the latest TOP500 List, a ranking of the 500 most powerful supercomputers in the world.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For Q1 2015, AMD expects revenue to decrease 15 percent, plus or minus 3 percent, sequentially.

For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:30 p.m. PT (5:30 p.m. ET) today to discuss its fourth quarter and annual financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q4-14	Q3-14	Q4-13	2014	2013
GAAP gross margin	$360	$494	$553	$1,839	$1,978
GAAP gross margin %	29%	35%	35%	33%	37%
Lower of cost or market inventory adjustment	$58	—	—	$58	—
Non-GAAP gross margin	$418	$494	$553	$1,897	$1,978
Non-GAAP gross margin %	34%	35%	35%	34%	37%

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income

(Millions)	Q4-14	Q3-14	Q4-13	2014	2013
GAAP operating income (loss)	$(330)	$63	$135	$(155)	$103
Goodwill impairment	233	—	—	233	—
Restructuring and other special charges, net	71	—	—	71	30
Lower of cost or market inventory adjustment	58	—	—	58	—
Amortization of acquired intangible assets	4	3	4	14	18
Workforce rebalancing severance charges	—	—	—	14	—
Legal settlements, net	—	—	(48)	—	(48)

Non-GAAP operating income	$36	$66	$91	$235	$103

Reconciliation of GAAP to Non-GAAP Net Income (loss)

(Millions except per share amounts)	Q4-14		Q3-14		Q4-13		2014		2013
GAAP net income (loss) / earnings (loss) per share	$(364)	$(0.47)	$17	$0.02	$89	$0.12	$(403)	$(0.53)	$(83)	$(0.11)
Goodwill impairment	233	0.30	—	—	—	—	233	0.30	—	—
Restructuring and other special charges, net	71	0.09	—	—	—	—	71	0.09	30	0.04
Lower of cost or market inventory adjustment	58	0.07	—	—	—	—	58	0.07	—	—
Amortization of acquired intangible assets	4	0.00	3	0.00	4	0.00	14	0.02	18	0.02
Workforce rebalancing severance charges	—	—	—	—	—	—	14	0.02	—	—
Loss on debt redemption	—	—	—	—	—	—	64	0.08	—	—
Legal settlements, net	—	—	—	—	(48)	(0.06)	—	—	(48)	(0.06)

Non-GAAP net income (loss) / earnings (loss) per share	$2	$0.00	$20	$0.03	$45	$0.06	$51	$0.06	$(83)	$(0.11)

About AMD

AMD (NASDAQ:AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

Cautionary Statement

This earnings press release and the conference call remarks contain forward-looking statements concerning AMD; its expected first quarter of 2015 revenue; the trajectory of the Computing and Graphics segment; and the features, functionality and availability of its future products, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “pro forma,” “estimates,” “anticipates,” “plans,” “projects,” “would” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact AMD’s plans; that AMD will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that customers stop buying AMD’s products or materially reduce their operations or demand for AMD’s products; that AMD may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that AMD’s third-party foundry suppliers will be unable to transition AMD’s products to advanced manufacturing process technologies in a timely and effective way or to manufacture AMD’s products on a timely basis in sufficient quantities and using competitive process technologies; that AMD will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will not fully utilize its projected manufacturing capacity needs at GLOBALFOUNDRIES, Inc. (GF) microprocessor manufacturing facilities; that AMD’s requirements for wafers will be less than the fixed number of wafers that it agreed to purchase from GF or GF encounters problems that significantly reduce the number of functional die it receives from each wafer; that AMD is unable to successfully implement its long-term business strategy; that the completion and impact of the 2014 restructuring plan and AMD’s transformation initiatives could adversely affect AMD; that AMD inaccurately estimates the quantity or type of products that its customers will want in the future or will ultimately end up purchasing, resulting in excess or obsolete inventory; that AMD is unable to manage the risks related to the use of its third-party distributors and add-in-board (AIB) partners or offer the appropriate incentives to focus them on the sale of AMD’s products; that AMD may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in market growth and demand for AMD’s products and technologies in light of the product mix that it may have available at any particular time; that global business and economic conditions will not improve or will worsen; that PC market conditions will not improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on AMD’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 27, 2014.

AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1.	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP operating income, non-GAAP net income (loss), non-GAAP earnings (loss) per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this earnings press release. AMD also provided adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to the data tables at the end of this earnings press release.
2.	Intel Core i7 4690X with 16GB DDR3-1866, AMD Radeon™ R9 290X Windows 8.1 64-bit comparing launch drivers 13.12 and 14.501. All tests run at 3840x2160. Bioshock Infinite @ ultra scored 30.47 vs 36.24.
3.	AMD A10 7850K with R7 graphics, 2x4GB DDR3 2400, Windows 8.1 64-bit comparing Catalyst drivers 14.2 and 14.50. In Batman Arkham Origins @ 1080P, PHYSX=off GEOMETRYDETAIL=normal DYNAMICSHADOWS=normal MOTIONBLUR=off DOF=normal DISTORTION=off LENSFLARES=off LIGHTSHAFTS=off REFLECTIONS=off AO=normal we see an uplift from 34.96FPS to 45.2FPS.
4.	FreeSync is an AMD technology designed to reduce or eliminate screen tears in games and videos by allowing the monitor’s refresh rate to be controlled by and synchronized to the Radeon R-series graphics card or APU Radeon R-series graphics. Requires DisplayPort 1.2a compliant monitors that support DisplayPort Adaptive-Sync and an AMD desktop 2014 A-series APU with Radeon R-series graphics, with forthcoming FreeSync-enabled driver. Support for use with multiple monitors planned. Confirm supported technologies with system manufacturer before purchase.

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Three Months Ended			Year Ended
	Dec. 27,	Sep. 27,	Dec 28,	Dec. 27,	Dec 28,
	2014	2014	2013	2014	2013
Net revenue	$1,239	$1,429	$1,589	$5,506	$5,299
Cost of sales	879	935	1,036	3,667	3,321

Gross margin	360	494	553	1,839	1,978
Gross margin %	29%	35%	35%	33%	37%
Research and development	238	278	293	1,072	1,201
Marketing, general and administrative	144	150	169	604	674
Amortization of acquired intangible assets	4	3	4	14	18
Restructuring and other special charges, net	71	—	—	71	30
Goodwill impairment charge	233	—	—	233	—
Legal settlements, net	—	—	(48)	—	(48)

Operating income (loss)	(330)	63	135	(155)	103
Interest income	1	1	1	3	5
Interest expense	(41)	(43)	(44)	(177)	(177)
Other income (expense), net	3	(2)	(2)	(69)	(5)

Income (loss) before income taxes	(367)	19	90	(398)	(74)
Provision (benefit) for income taxes	(3)	2	1	5	9

Net income (loss)	$(364)	$17	$89	$(403)	$(83)

Net income (loss) per share
Basic	$(0.47)	$0.02	$0.12	$(0.53)	$(0.11)
Diluted	$(0.47)	$0.02	$0.12	$(0.53)	$(0.11)

Shares used in per share calculations
Basic	776	770	759	768	754
Diluted	776	785	766	768	754

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Millions)

	Three Months Ended			Year Ended
	Dec. 27,	Sep. 27,	Dec 28,	Dec. 27,	Dec 28,
	2014	2014	2013	2014	2013
Total comprehensive income (loss)	$(368)	$15	$89	$(406)	$(82)

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions)

	Dec. 27,	Sep. 27,	Dec. 28,
	2014	2014	2013
Assets
Current assets:
Cash and cash equivalents	$805	$640	$869
Marketable securities	235	298	228
Accounts receivable, net	818	973	832
Inventories, net	685	897	884
Prepaid expenses and other current assets	193	212	71

Total current assets	2,736	3,020	2,884
Long-term marketable securities	—	—	90
Property, plant and equipment, net	302	328	346
Acquisition related intangible assets, net	65	69	78
Goodwill	320	553	553
Other assets	344	355	386

Total Assets	$3,767	$4,325	$4,337

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$177	$102	$60
Accounts payable	421	498	519
Payable to GLOBALFOUNDRIES	212	317	364
Accrued and other current liabilities	558	555	530
Deferred income on shipments to distributors	72	94	145

Total current liabilities	1,440	1,566	1,618
Long-term debt	2,035	2,106	1,998
Other long-term liabilities	105	118	177
Stockholders’ equity:
Capital stock:
Common stock, par value	8	8	7
Additional paid-in capital	6,949	6,928	6,894
Treasury stock, at cost	(119)	(118)	(112)
Accumulated deficit	(6,646)	(6,282)	(6,243)
Accumulated other comprehensive loss	(5)	(1)	(2)

Total stockholders’ equity	187	535	544

Total Liabilities and Stockholders’ Equity	$3,767	$4,325	$4,337

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Three Months Ended	Year Ended
	Dec. 27,	Dec. 27,
	2014	2014
Cash flows from operating activities:
Net Loss	$(364)	$(403)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	48	203
Employee stock-based compensation expense	16	81
Non-cash interest expense	6	17
Net (gain) loss on debt redemptions	(3)	61
Goodwill impairment charge	233	233
Restructuring and other special charges, net	14	14
Other	(4)	(13)
Changes in operating assets and liabilities:
Accounts receivable	151	7
Inventories	213	199
Prepaid expenses and other assets	36	(120)
Payable to GLOBALFOUNDRIES	(106)	(153)
Accounts payable, accrued liabilities and other	(124)	(224)

Net cash provided by (used in) operating activities	$116	$(98)

Cash flows from investing activities:
Purchases of property, plant and equipment	(22)	(95)
Purchases of available-for-sale securities	(144)	(790)
Proceeds from the sales and maturities of available-for-sale securities	209	873

Net cash provided by (used in) investing activities	$43	$(12)

Cash flows from financing activities:
Net proceeds from grants and allowances	$3	$8
Proceeds from issuance of common stock	—	4
Proceeds from borrowings, net	75	1,155
Repayments of long-term debt and capital lease obligations	(72)	(1,115)
Other	—	(6)

Net cash provided by financing activities	$6	$46

Net increase (decrease) in cash and cash equivalents	165	(64)

Cash and cash equivalents at beginning of period	$640	$869

Cash and cash equivalents at end of period	$805	$805

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Three Months Ended			Year Ended
	Dec. 27,	Sep. 27,	Dec 28,	Dec. 27,	Dec 28,
Segment and Category Information	2014	2014	2013	2014	2013
Computing and Graphics (1)
Net revenue	$662	$781	$888	$3,132	$3,720
Operating loss	$(56)	$(17)	$(15)	$(76)	$(101)
Enterprise, Embedded and Semi-Custom (2)
Net revenue	577	648	699	2,374	1,577
Operating income	109	108	129	399	295
All Other (3)
Net revenue	—	—	2	—	2
Operating income (loss)	(383)	(28)	21	(478)	(91)
Total
Net revenue	$1,239	$1,429	$1,589	$5,506	$5,299
Operating income (loss)	$(330)	$63	$135	$(155)	$103

Other Data
Depreciation and amortization, excluding amortization of acquired intangible assets	$44	$46	$50	$189	$218
Capital additions	$22	$29	$21	$95	$84
Adjusted EBITDA (4)	$96	$133	$165	$505	$412
Cash, cash equivalents and marketable securities, including long-term marketable securities	$1,040	$938	$1,187	$1,040	$1,187
Non-GAAP free cash flow (5)	$94	$(11)	$0	$(193)	$(232)
Total assets	$3,767	$4,325	$4,337	$3,767	$4,337
Total debt	$2,212	$2,208	$2,058	$2,212	$2,058
Headcount	9,687	10,149	10,671	9,687	10,671

See footnotes on the next page

(1)	Computing and Graphics segment primarily includes desktop and notebook processors, chipsets, discrete graphics processing units (GPUs) and professional graphics.
(2)	Enterprise, Embedded and Semi-Custom segment primarily includes server and embedded processors, dense servers, semi-custom System-on-Chip (SoC) products, development services and technology for game consoles.
(3)	All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are amortization of acquired intangible assets and employee stock-based compensation expense. In addition, the Company also included the following for the indicated periods: for fourth quarter of 2014, the Company included a goodwill impairment, net restructuring and other special charges and a lower of cost or market inventory adjustment; for 2014, the Company included a goodwill impairment, net restructuring and other special charges, a lower of cost or market inventory adjustment, loss on debt repurchase and workforce rebalancing severance charges; for the fourth quarter of 2013, the Company included net legal settlements; and for 2013, the Company included net restructuring and other special charges and net legal settlements.
(4)	Reconciliation of GAAP operating income (loss) to adjusted EBITDA*

	Three Months Ended			Year Ended
	Dec. 27,	Sep. 27,	Dec 28,	Dec. 27,	Dec 28,
	2014	2014	2013	2014	2013
GAAP operating income (loss)	$(330)	$63	$135	$(155)	$103
Goodwill impairment	233	—	—	233	—
Restructuring and other special charges, net	71	—	—	71	30
Lower of cost or market inventory adjustment	58	—	—	58	—
Employee stock-based compensation expense	16	21	24	81	91
Amortization of acquired intangible assets	4	3	4	14	18
Depreciation and amortization	44	46	50	189	218
Workforce rebalancing severance charges	—	—	—	14	—
Legal settlements, net	—	—	(48)	—	(48)

Adjusted EBITDA	$96	$133	$165	$505	$412

(5)	Non-GAAP free cash flow reconciliation**

	Three Months Ended			Year Ended
	Dec. 27,	Sep. 27,	Dec 28,	Dec. 27,	Dec 28,
	2014	2014	2013	2014	2013
GAAP net cash provided by (used in) operating activities	$116	$18	$21	$(98)	$(148)
Purchases of property, plant and equipment	(22)	(29)	(21)	(95)	(84)

Non-GAAP free cash flow	$94	$(11)	$0	$(193)	$(232)

*	The Company presents adjusted EBITDA as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the indicated periods: for fourth quarter of 2014, the Company included an adjustment for goodwill impairment, net restructuring and other special charges and lower of cost or market inventory adjustment; for 2014, the Company included an adjustment for goodwill impairment, net restructuring and other special charges, lower of cost or market inventory adjustment and workforce rebalancing severance charges; for the fourth quarter of 2013, the Company included an adjustment for net legal settlements; and for 2013, the Company included adjustments for net restructuring and other special charges and net legal settlements. The Company calculates and communicates adjusted EBITDA in the earnings press release because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	The Company also presents non-GAAP free cash flow in the earnings press release as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial earnings press release because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the earnings press release of these non-GAAP financial measures to the most directly comparable GAAP financial measures.